CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Putnam Funds Trust of our report dated September 8, 2022, relating to the financial statements and financial highlights of Putnam Ultra Short Duration Income Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 22, 2022